EXHIBIT 99.1

                                          For more information, please contact:
                                                                 D. Mark Spencer
                                                      Co-Chief Executive Officer
                                                                  (303) 595-9898


                        MATRIX BANCORP ANNOUNCES SALE OF
                     WHOLESALE MORTGAGE ORIGINATION PLATFORM


February 28, 2003

Denver, Colorado -- Matrix Bancorp, Inc. (the "Company") (NASDAQ/NMS: MTXC) announced today that its subsidiaries, Matrix Capital Bank ("Matrix Bank") and Matrix Financial Services Corporation ("Matrix Financial"), have entered into definitive agreements with a third-party purchaser (the "Buyer") to sell substantially all of the assets of Matrix Financial associated with its wholesale mortgage origination platform, based in Phoenix, Arizona (the "Wholesale Platform").

Mark Spencer, President and Co-CEO of the Company, stated: "We are pleased to announce the initial closing of a transaction to sell the assets associated with our wholesale mortgage origination capabilities at Matrix Financial. Our board, the board of Matrix Bank and management sometime ago made a strategic decision to reduce our capital commitment to the mortgage banking business, and the deal announced today is the culmination of these efforts. Although the structure of this transaction is unique, we believe that, on the final closing of this sale, we will be leaving the assets of the origination platform, including approximately 360 of our employees at Matrix Financial, in the capable hands of a Buyer whose principals are familiar to the industry. The operation of the mortgage servicing platform at Matrix Financial will be unaffected by this transaction."

The Buyer is a newly formed, independent mortgage company that is in the process of obtaining all the necessary licenses needed to operate the Wholesale Platform. The Buyer has represented to Matrix Bank and Matrix Financial that it will be able to obtain all of such licenses on or before six month s following the signing of the definitive agreements. Accordingly, the sale is structured with two separate closing dates. The first closing date, called the Initial Closing Date, occurred on the signing of the definitive agreements, which was February 28, 2003. The second closing date, called the Final Closing Date, is scheduled to be the date that is six months following the Initial Closing Date, which is August 31, 2003.

During this six-month "Transition Period," Matrix Financial will remain an operating subsidiary of Matrix Bank, and Matrix Financial will maintain effective control of the day-to-day operations of the Wholesale Platform. As of the Initial Closing Date, substantially all of the economic risks and rewards associated with the operation of the Wholesale Platform will pass to the Buyer. Due to the effective control maintained, there will be no gain or loss booked at the Initial Sale Date, and Matrix Financial will continue to account for the operations during the Transition Period.

On the Initial Closing Date, Matrix Financial sold substantially all of the tangible personal property and intangible property associated with the Wholesale Platform to the Buyer (the "FF&E"). As soon after the Initial Closing Date as applicable consents are obtained, Matrix Financial will transfer to the Buyer various contract rights, real property leases and equipment leases associated with the Wholesale Platform (the "Contract Rights"). Once transferred to Buyer, the FF&E and Contracts Rights are, or will be as soon as transferred, leased back to Matrix Financial for the duration of the Transition Period.

On the Final Closing Date, Matrix Financial will sell to the Buyer all of its loan files associated with loans closed during the Transition Period, all pipeline applications entered into prior to the Final Closing Date, and all sales commitments associated with the Wholesale Platform as of the Final Closing Date.

In consideration of the sale, the Buyer has paid or will pay to Matrix
Financial:

          o Approximately $3.3 million in consideration of the FF&E, half of which was paid on the Initial Closing Date and half of which will be paid on the Final Closing Date.
          o A production premium of 20 basis points times the original principal amount of all loans originated during the 12 months following the Initial Closing Date at the Matrix Financial loan production offices purchased by Buyer. The production premium is "floored" at $4.9 million and "capped" at $9.1 million
          o One half of any profit over a specified threshold amount (30 basis points) on loans that fund within two months after the Initial Closing Date that have resulted from Matrix Financial's locked pipeline as of the Initial Closing Date.

On the Initial Closing Date, the Buyer deposited into an escrow account $3.5 million as an advance against the production premium. The Buyer is required to deposit into the same escrow account the amount of any monthly losses recognized by the operations of the Wholesale Platform during the six months of the Transition Period. Matrix Financial is required to deposit into the same escrow account the amount of any monthly profits recognized by the operations of the Wholesale Platform during the six months of the Transition Period.

Matrix Bank will continue to provide Matrix Financial with a warehouse facility during the Transition Period. After the Transition Period, the Buyer has agreed to fully pay off the Matrix Bank warehouse facility within 60 days following the Final Closing Date.

Matrix Bank will be required to guarantee performance of Matrix Financial's obligations under the definitive agreements upon the occurrence of certain events, such as Matrix Financial's bankruptcy, failure to meet a minimum net worth, or loss of voting control of Matrix Financial.

The definitive agreements generally provide for indemnification by Matrix Financial to the Buyer for the operation of the Wholesale Platform before the Initial Closing Date and also provide for indemnification by the Buyer to Matrix Financial for the operation of the Wholesale Platform after the Initial Closing Date. The indemnifications are subject to certain conditions and limitations that are fully described in the definitive agreements. In the absence of fraud, the definitive agreements provide for a "cap" on indemnification by any party of $2.5 million. There are certain indemnification items that are not subject, however to this "cap", such as liability of the Buyer associated with buy backs of loans originated after the Initial Closing Date and the liability of Buyer in accordance with its agreement to fully pay off the Matrix Bank warehouse facility on or before the 60th day following the Final Closing Date.

The Company anticipates promptly filing, under Item 5 thereto, a Current Report on Form 8-K that will contain the Purchase and Assumption Agreement with Buyer that is a part of the definitive agreements described above. The foregoing is only a summary of the transactions. For a more complete description of the transactions described herein, please refer to the aforementioned Current Report.

                           Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect,"
"anticipate," "predict," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies filed by clients or customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; competition; government regulation; possible future litigation; the actions or inactions of third parties; and other risks set forth in our periodic reports, filings and other public statements, including the Company's current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2001. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether a result of new information, what actually happens in the future or for any other reason.